UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 25, 2010

Williams-Sonoma, Inc.
(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

Registrant’s telephone number, including area code                    (415) 421-7900

                                                     N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2010, the independent members of the Board of Directors (the “Board”) of Williams-Sonoma, Inc. (the “Company”) approved the Company’s entry into a Retirement and Consulting Agreement (the “Agreement”) with W. Howard Lester, the Company’s Chairman and Chief Executive Officer. Pursuant to the terms of the Agreement, Mr. Lester will retire as Chairman and Chief Executive Officer and as a member of the Board on the date of the Company’s 2010 annual shareholders’ meeting, currently expected to be on May 26, 2010. Mr. Lester will, however, provide consulting and advisory services in order to assist with the transition to a new Chief Executive Officer. Following his retirement, Mr. Lester will have the title of Chairman Emeritus.

Upon Mr. Lester’s retirement, the Board intends to appoint Laura J. Alber as the Company’s Chief Executive Officer. Ms. Alber, age 41, has served as the Company’s President since July 2006, and served as President, Pottery Barn Brands from 2002 until 2006. Ms. Alber previously served as Executive Vice President, Pottery Barn, and as Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail. The Board intends to include Ms. Alber as a nominee to the Board at the 2010 annual shareholders’ meeting. Additionally, the Board intends to renominate Patrick J. Connolly, Director and Executive Vice President, Chief Marketing Officer, and to nominate Sharon L. McCollam, Executive Vice President, Chief Operating and Chief Financial Officer, to the Board at the 2010 annual shareholders’ meeting. The Board intends to appoint Adrian D.P. Bellamy, the current Lead Independent Director, as non-executive Chairman of the Board if he is re-elected at the 2010 annual shareholders’ meeting.

Pursuant to the terms of the Agreement, Mr. Lester will provide consulting services from his retirement through December 2012 and, during this consulting period, will receive an annualized payment of $500,000 per year, reasonable administrative support and reimbursement for reasonable expenses incurred in connection with his services. He will receive units representing the right to receive 125,000 shares of the Company’s common stock in addition to receiving cash payments representing the value of 125,000 shares of the Company’s common stock, in each case which will vest monthly over the consulting period. In the event the Company terminates the consulting agreement as a result of Mr. Lester’s material breach of the Agreement, death, permanent disability or a change in control transaction in which the Agreement is not assumed, any unvested portion of these stock units or cash payments will be forfeited. During the consulting period, Mr. Lester will, at the request of the Company, advise and assist on such matters as store real estate strategy, negotiations with real estate lessors, seasonal assortments and layouts, and outreach to shareholders. The Agreement also provides that Mr. Lester will not, among other things, compete with the Company or attempt to hire employees of the Company.

In recognition of his retirement and his contributions to the Company, and in exchange for a general release of claims against the Company, Mr. Lester will receive accelerated vesting of his currently outstanding stock options, stock appreciation rights and restricted stock units, as a result of which the Company expects a non-recurring charge of approximately $4.6 million or $.025 per diluted share, which will be realized principally in the first quarter of fiscal year 2010. He will also receive a lump sum payment of $175,000 (representing estimated costs of health benefits through December 2012) and continued lifetime employee discount privileges. As disclosed in the Company’s most recent proxy statement, the Company has an aircraft lease agreement with a management company owned by Mr. Lester which will continue pursuant to its current economic terms through May 2011. Under the Agreement, Mr. Lester has agreed to give the Company an option to purchase this aircraft at the current estimated fair market value of $32 million.

Also, in conjunction with its review of fiscal 2009 performance and Mr. Lester’s contribution to the Company’s performance, and as part of its consideration of executive equity grants, on January 25, 2010, the Compensation Committee approved an award of 249,501 restricted stock units to Mr. Lester (representing an initial value of $5,000,000, or a charge of approximately $0.03 per diluted share, based on the closing price of the Company’s stock on the preceding business day). This award will vest upon his retirement, which is defined in the award agreement as leaving the Company’s employment having attained the age of 70 with at least 10 years of service. This award will be expensed in the Company’s fourth quarter of fiscal year 2009.

Certain Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to the Company’s intended executive and Board changes, and the amount and timing of charges related to the Agreement and Mr. Lester’s equity and other awards. The risks and uncertainties that could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements include the risk that the intended executive and Board changes, and the amount and timing of charges related to the Agreement and Mr. Lester’s equity and other awards, will not occur as currently expected, and other risks and uncertainties described more fully in the Company’s public announcements, reports to shareholders and other documents filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2009 and all subsequent current reports on Form 8-K and quarterly reports on Form 10-Q. All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update these forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(d)	List of Exhibits:

10.1	Retirement and Consulting Agreement between the Company and W. Howard Lester, dated January 25, 2010

10.2	Restricted Stock Unit Award Agreement with W. Howard Lester dated January 25, 2010

99.1	Press Release, dated January 26, 2010, titled Williams-Sonoma, Inc. Announces that Howard Lester, Chairman and CEO, Will Retire in May 2010 After Leading the Company for 31 Years

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: January 26, 2010	By:	/s/ Sharon L. McCollam
Sharon L. McCollam Executive Vice President, Chief Operating and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Retirement and Consulting Agreement between the Company and W. Howard Lester, dated January 25, 2010

10.2	Restricted Stock Unit Award Agreement with W. Howard Lester dated January 25, 2010

99.1	Press Release, dated January 26, 2010, titled Williams-Sonoma, Inc. Announces that Howard Lester, Chairman and CEO, Will Retire in May 2010 After Leading the Company for 31 Years